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                           STATE STREET RESEARCH FUNDS
                  FINANCIAL OFFICER CODE OF PROFESSIONAL CONDUCT

INTRODUCTION

       The reputation and integrity of the State Street Research Funds (the "Funds") are valuable assets that are vital to the Funds' success. Each Fund's senior financial officers ("SFOs") are responsible for conducting the Fund's business in a manner that demonstrates a commitment to the highest standards of integrity. A Fund's SFOs include the principal executive officer, the principal financial officer, comptroller or principal accounting officer, and any person who performs a similar function.

       The Sarbanes-Oxley Act of 2002 (the "Act") effected sweeping corporate disclosure and financial reporting reform on public companies, including mutual funds, to address corporate malfeasance and assure investors that the companies in which they invest are accurately and completely disclosing financial information. Under the Act, all public companies (including the Funds) must either have a code of ethics for their SFOs, or disclose why they do not. The Act was intended to foster corporate environments that encourage employees to question unethical and potentially illegal business practices. Each Fund has chosen to adopt a financial officer code of ethics to encourage its SFOs to act ethically and to question potentially unethical or illegal practices, and to strive to ensure that the Fund's financial disclosures are complete, accurate, and understandable. This Code of Ethics should be read in conjunction with the Fund's other policy statements, including the Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940.

PURPOSES OF THE CODE

       The purposes of this Code are:

       - To promote honest and ethical conduct among the Fund's SFOs, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

       - To assist SFOs to recognize and avoid conflicts of interest, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

       - To promote full, fair, accurate, timely, and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC and in other public communications the Fund makes;

       - To promote compliance with applicable laws, rules and regulations;

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       -      To encourage the prompt internal reporting to an appropriate person of violations of the Code; and

       -      To establish accountability for adherence to the Code.

QUESTIONS ABOUT THIS CODE

The Board of Trustees of each Fund has designated the Secretary of the Fund to be the Compliance Officer for the implementation and administration of the Code. You should direct your questions about this Code to the Compliance Officer.

CONDUCT GUIDELINES

       Each Fund has adopted the following guidelines under which its SFOs must perform their duties and conduct the business affairs of the Funds. Persons subject to this requirement include the principal executive officer, the principal financial officer, comptroller or principal accounting officer, and any person who performs a similar function. However, the Fund expects that ALL persons who participate in the preparation of any part of the Fund's financial statements follow these guidelines:

       - ETHICAL AND HONEST CONDUCT IS OF PARAMOUNT IMPORTANCE. The Fund's SFOs must act with honesty and integrity and avoid violations of this Code, including actual or apparent conflicts of interest with the Fund in personal and professional relationships.

       - SFOS MUST DISCLOSE MATERIAL TRANSACTIONS OR RELATIONSHIPS. The Fund's SFOs must disclose to the Fund's Compliance Officer any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Fund. You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship. If it is not possible to disclose the matter to the Compliance Officer, it should be disclosed to the Fund's Chief Financial Officer or Chief Executive Officer.

       - STANDARDS FOR QUALITY OF INFORMATION SHARED WITH FUND SERVICE PROVIDERS. The Fund's SFOs must at all times seek to provide information to the Fund's other employees and service providers (adviser, administrator, outside auditor, outside counsel, custodian, ETC.) that is accurate, complete, objective, relevant, timely, and understandable.

       -      STANDARDS FOR QUALITY OF INFORMATION INCLUDED IN PERIODIC
              REPORTS. The Fund's SFOs must at all times endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Fund's periodic reports.

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       -      COMPLIANCE WITH LAWS. THe Fund's SFOs must comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

       - STANDARD OF CARE. The Fund's SFOs must at all times act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgement to be subordinated.

       - CONFIDENTIALITY OF INFORMATION. The Fund's SFOs must at all times respect the confidentiality of information acquired in the course of their professional duties, except when authorized by the Fund to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage.

       - SHARING OF INFORMATION AND ETHICAL STANDARDS. The Fund's SFOs should share information with relevant parties to keep them informed of the business affairs of the Fund, as appropriate, and maintain skills important and relevant to the Fund's needs.

       - PROMOTE ETHICAL CONDUCT. The Fund's SFOs should at all times proactively promote ethical behavior among peers in the work environment.

       - STANDARDS FOR RECORDKEEPING. The Fund's SFOs must at all times endeavor to ensure that the Fund's books and records are thoroughly and accurately maintained to the best of their knowledge in a manner consistent with applicable laws and this Code.

WAIVERS OF THIS CODE

       You may request a waiver of a provision of this Code by submitting your request in writing to the Compliance Officer for appropriate review. For example, if a family member works for a service provider that prepares the Fund's financial statements, you may have a potential conflict of interest in reviewing those statements and should seek a waiver of this Code to review the work. An executive officer of the Fund or the Audit Committee will decide whether to grant a waiver. All waivers of this Code must be disclosed to the Fund's shareholders to the extent required by SEC rules.

ANNUAL CERTIFICATION

       To the extent necessary, the Fund's Compliance Officer will provide guidance on the conduct required by this Code and the manner in which violations must be reported and waivers must be requested. Each SFO will be asked to certify on an annual basis that he/she is in full compliance with this Code.


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REPORTING SUSPECTED VIOLATIONS

       SFOs who observe, learn of, or, in good faith, suspect a violation of the Code MUST immediately report the violation to the Compliance Officer, another member of the Fund's senior management, or to the Audit Committee of the Board. An example of a possible Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

       Because service providers such as the adviser, outside accounting firm, and custodian provide much of the work relating to the Fund's financial statements, the Fund's SFOs should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct. A SFO should report these actions to the Compliance Officer even if you know, or think, that the service provider has its own code of ethics for its SFOs or employees.

       SFOs who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

VIOLATIONS OF THE CODE

       Dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether this Code refers to that particular conduct. A violation of this Code may result in disciplinary action, up to and including termination of employment. A variety of laws apply to the Fund and its operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owned by Fund directors/trustees and officers, and criminal laws. The federal securities laws generally prohibit the Fund from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact. These material misstatements and omissions include financial statements that are misleading or omit material facts.

       The Fund must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

ADOPTED MAY 7, 2003